UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2017

ASTA FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35637	22-3388607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue

Englewood Cliffs, NJ 07632

(201) 567-5648

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2017, CBC Settlement Funding, LLC (“CBC Settlement Funding”), a 100% owned subsidiary of Asta Funding, Inc. (“Asta”), entered into the Assignment Agreement (the “Assignment Agreement”) by and among CBC Settlement Funding and an unrelated third party (“Assignee”). The Assignment Agreement provided for the sale to the Assignee of rights to ownership of certain receivables payments and the right to direct payment of future receivables payments, for a purchase price of $7,722,404.83. Asta expects to incur a realized loss from the sale in the range of $5 million to $6 million.

The foregoing is a summary description of certain items of the Assignment Agreement. It is qualified in its entirety by the text of the Assignment Agreement attached as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Assignment Agreement dated April 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asta Funding, Inc.

Date: May 4, 2017	By:	/s/ Bruce R. Foster
	Name:	Bruce R. Foster
	Title:	Chief Financial Officer

EXHIBIT INDEX

10.1	Assignment Agreement dated April 28, 2017